Exhibit 10.1

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED
SYNOVUS FINANCIAL CORP. DEFERRED COMPENSATION PLAN

THIS AMENDMENT NO. 1 (this “Amendment”) TO THIRD AMENDED AND RESTATED SYNOVUS FINANCIAL CORP. DEFERRED COMPENSATION PLAN (the “Plan”) is entered into as of July 19, 2017. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Plan.

WHEREAS, Synovus Financial Corp. (“Synovus”) maintains the Plan;

WHEREAS, Synovus desires to amend the Plan to provide for separate elections to defer salary and bonuses, with such amendment to be effective on and after July 19, 2017;

NOW, THEREFORE, Synovus hereby amends the Plan as follows:

1.Amendments To Plan.

A.
The second sentence of Section IV. A. subsection 2 of the Plan shall be deleted in its entirety and replaced with the following sentence in lieu thereof: “The election form (or forms) shall provide for separate elections for salary and bonus and shall specify the whole percentage or flat dollar amount of each to be deferred.”

B.
The following new sentence shall be added immediately after the first sentence of Section IV. A. subsection 1 of the Plan: “Notwithstanding the preceding sentence, with respect to bonus amounts which qualify as performance-based compensation under Code Section 409A, the Plan Administrator may permit deferral elections to be made as late as June 30 of the Plan Year in accordance with and subject to the requirements of Code Section 409A.”

2.Benefits of this Amendment. Nothing in this Amendment shall affect or diminish any Participant’s rights under the Plan or adversely affect any amount previously deferred under the Plan.
3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Georgia.
4.Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument and shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.
5.Effect of Amendment. Except as expressly modified by the Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, Synovus has caused this Amendment No. 1 to be duly executed by its authorized officer as of the day and year first above written.

SYNOVUS FINANCIAL CORP.

August 4, 2017	By:	/s/ Allan E. Kamensky
Date		Allan E. Kamensky
Executive Vice President, General Counsel and Secretary